As filed with the Securities and Exchange Commission on March 30, 1998

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               KOMAG, INCORPORATED
             (Exact name of registrant as specified in its charter)

          Delaware                                        94-2914864
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                  1704 Automation Parkway, San Jose, CA 95131
              (Address of principal executive offices) (Zip Code)

                               KOMAG, INCORPORATED

                       1997 SUPPLEMENTAL STOCK OPTION PLAN
                            (Full title of the Plan)

                               STEPHEN C. JOHNSON
                      President and Chief Executive Officer
                   1704 Automation Parkway, San Jose, CA 95131
                     (Name and address of agent for service)
                                 (408) 576-2000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                             Proposed           Proposed
   Title of                                                   Maximum            Maximum
  Securities                          Amount                 Offering           Aggregate             Amount of
     to be                             to be                   Price            Offering            Registration
  Registered                      Registered (1)           per Share (2)          Price                  Fee
  ----------                      --------------           -------------        ---------           ------------

Common Stock,                       4,600,000                 $15.22           $70,012,000           $20,653.54
$0.01 par value

================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Supplemental Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on March 24, 1998, as reported on the Nasdaq National Market.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

                  Komag, Incorporated (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997 filed with the SEC on March 25, 1998.

         b. The Registrant's Registration Statement No. 0-16852 on Form 8-A filed with the SEC on April 29, 1988 in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements of Registrant filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

                  Not applicable.


Item 5.   Interests of Named Experts and Counsel

                  Not applicable.


Item 6.  Indemnification of Directors and Officers

         The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty. However, this provision does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware, nor does it apply with respect to any liability resulting from any transaction in which the director (i) breached his duty of loyalty to the Registrant or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

         Pursuant to the provisions of Section 145 of the General Corporation Law of Delaware, every Delaware corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

         To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is, pursuant to Section 145 of the Delaware General Corporation Law, entitled to indemnification as described above. Section 145 also grants power to advance litigation expenses upon receipt of an undertaking to repay such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

         The Registrant has entered into indemnification agreements with its then current directors and officers which provide for indemnification to the fullest extent permitted by Delaware General Corporation Law, including Section 145 thereof.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits

 Exhibit Number       Exhibit

    4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-16852 on Form 8-A which is incorporated herein by reference pursuant to Item 3(b).

    5                 Opinion and Consent of Brobeck, Phleger & Harrison LLP.

    23.1              Consent of Independent Auditors - Ernst & Young LLP.

    23.2              Consent of  Brobeck,  Phleger & Harrison is  contained  in
                      Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1              Komag, Inc. Supplemental Stock Option Plan.

    99.2 Notice of Grant generally used in connection with the 1997 Supplemental Stock Option Plan.

    99.3              Form  of  Stock  Option   Agreement   generally   used  in
                      connection with the 1997 Supplemental Stock Option Plan.

Item 9.  Undertakings.

                      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1997 Supplemental Stock Option Plan.

                      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions summarized in Item 6 or otherwise, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 26th day of March, 1998.


                             Komag, Incorporated

                             By _______________________________________________
                                Stephen C. Johnson
                                President, Chief Executive Officer and Director



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of Komag, Incorporated, a Delaware corporation, do hereby constitute and appoint Stephen
C. Johnson and William L. Potts Jr., and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                                        Title                                                Date
----------                                        -----                                                ----

                                    President, Chief Executive Officer                           March 26, 1998
---------------------------         and Director (Principal Executive Officer)
Stephen C. Johnson


                                    Chairman of the Board                                        March 30, 1998
---------------------------
Tu Chen



                                    Senior Vice President of Finance,                            March 26, 1998
---------------------------         Chief Financial Officer and
William L. Potts, Jr.               Secretary (Principal Financial
                                    and Accounting Officer)

Signatures                                        Title                                                Date
----------                                        -----                                                ----

----------------                                  Director                                       March 27, 1998
Craig R. Barrett


-------------                                     Director                                       March 27, 1998
Chris A. Eyre


--------------                                    Director                                       March 27, 1998
Irwin Federman


--------------                                    Director                                       March 27, 1998
George A. Neil


------------                                      Director                                       March 27, 1998
Max Palevsky


-----------                                       Director                                       March 27, 1998
Anthony Sun


---------------------                             Director                                       March 27, 1998
Masayoshi Takebayashi


                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                               KOMAG, INCORPORATED

                                  EXHIBIT INDEX


Exhibit Number                       Exhibit

    4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-16852 on Form 8-A which is incorporated herein by reference pursuant to Item 3(b).

    5              Opinion and Consent of Brobeck, Phleger & Harrison LLP.

    23.1           Consent of Independent Auditors - Ernst & Young LLP.

    23.2           Consent of Brobeck,  Phleger & Harrison  LLP is  contained in
                   Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1           Komag, Inc. Supplemental Stock Option Plan.

    99.2 Notice of Grant generally used in connection with the 1997 Supplemental Stock Option Plan.

    99.399.3 Form of Stock Option Agreement generally used in connection with the 1997 Supplemental Stock Option Plan.